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As filed with the Securities and Exchange Commission on May 4, 2012

File No. 001-35492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

A & B II, Inc.
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	454849780 (I.R.S. Employer Identification No.)
822 Bishop Street, Honolulu, HI (Address of principal executive offices)	96813 (Zip Code)

Registrant's telephone number, including area code:
 (808) 525-6611

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, without par value	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:
 None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 A & B II, Inc.
Cross-Reference Sheet Between Information Statement and Items of Form 10

        The information required by the following Form 10 registration statement items is contained in the information statement sections that are identified below, each of which is incorporated herein by reference.

Item 1.    Business.

        The information required by this item is contained under the sections "Summary," "Risk Factors," "Cautionary Statement Concerning Forward-Looking Statements," "The Separation," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Party Transactions" and "Where You Can Find More Information."

Item 1A.    Risk Factors.

        The information required by this item is contained under the sections "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements."

Item 2.    Financial Information.

        The information required by this item is contained under the sections "Selected Financial Data," "Unaudited Pro Forma Combined Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Item 3.    Properties.

        The information required by this item is contained under the section "Business—Business Segments."

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the sections "Security Ownership of Management, Directors and Principal Shareholders."

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section "Management."

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections "Management" and "Executive Compensation."

Item 7.    Certain Relationships and Related Transactions, and Director Independence.

        The information required by this item is contained under the sections "Certain Relationships and Related Party Transactions" and "Management."

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section "Business—Other Information—Legal Proceedings."

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Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections "Summary," "The Separation," "Executive Compensation" and "Description of Capital Stock."

Item 10.    Recent Sales of Unregistered Securities.

        Not applicable.

Item 11.    Description of Registrant's Securities to Be Registered.

        The information required by this item is contained under the sections "The Separation" and "Description of Capital Stock."

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section "Description of Capital Stock—Indemnification of Directors and Officers."

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the sections "Unaudited Pro Forma Combined Financial Statements" and "Index to Financial Statements."

Item 14.    Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

        Not applicable.

Item 15.    Financial Statements and Exhibits.

(a)
Financial Statements

        The information required by this item is contained under the sections "Unaudited Pro Forma Combined Financial Statements" and "Index to Financial Statements."

(b)
Exhibits

Exhibit No.		Exhibit Description
2.1		Form of Separation and Distribution Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
3.1		Form of Amended and Restated Articles of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
10.1		Form of Transition Services Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
10.2		Form of Employee Matters Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
10.3		Form of Tax Sharing Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
21.1		List of subsidiaries of A & B II, Inc.
99.1	*	Preliminary Information Statement of A & B II, Inc., subject to completion, dated May 4, 2012

*
Filed herewith. All other exhibits which are not incorporated by reference are to be filed by amendment.

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 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

A & B II, INC.
	By:	/s/ STANLEY M. KURIYAMA
		Name:	Stanley M. Kuriyama
		Title:	Chairman of the Board and Chief Executive Officer
Dated: May 4, 2012

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 EXHIBIT INDEX

Exhibit No.		Exhibit Description
2.1		Form of Separation and Distribution Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
3.1		Form of Amended and Restated Articles of Incorporation of the Registrant
3.2		Form of Amended and Restated Bylaws of the Registrant
10.1		Form of Transition Services Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
10.2		Form of Employee Matters Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
10.3		Form of Tax Sharing Agreement by and between Alexander & Baldwin Holdings, Inc. and A & B II, Inc.
21.1		List of subsidiaries of A & B II, Inc.
99.1	*	Preliminary Information Statement of A & B II, Inc., subject to completion, dated May 4, 2012

*
Filed herewith. All other exhibits which are not incorporated by reference are to be filed by amendment.

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A & B II, Inc. Cross-Reference Sheet Between Information Statement and Items of Form 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions, and Director Independence.
  Item 8. Legal Proceedings.
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to Be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX